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                                                                   EXHIBIT 10.46


                                FOURTH AMENDMENT
                                       TO
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

         THIS FOURTH AMENDMENT (the "Fourth Amendment") is made effective as of February 24, 2000, by PER-SE TECHNOLOGIES, INC., a Delaware corporation formerly known as Medaphis Corporation (the "Company").

                              W I T N E S S E T H

         WHEREAS, the Company has previously adopted the Per-Se Technologies Non-Employee Director Stock Option Plan, as amended (the "Plan");

         WHEREAS, the Board of Directors of the Company has duly authorized and approved, subject to the approval of the Company's stockholders, the Third Amendment to the Plan increasing the number of shares authorized to be issued under the Plan to 283,333 shares;

         WHEREAS, the Board of Directors of the Company has duly authorized an amendment of the Plan to grant the Board discretion in determining the number of shares to be granted to non-employee directors of the Company and, subject to approval by the Company's stockholders of the increase in shares authorized to be issued under the Plan, to increase the initial and annual grants of options to non-employee directors to 10,000 shares each, subject to the Board's discretion to increase or decrease such awards from time to time or at any time and to provide for a special one-time grant to existing directors in light of the increase in the initial grant;

         NOW, THEREFORE, Section 1 of the Plan is amended by deleting the last sentence thereof and substituting in lieu thereof the following:

         "This Plan is intended to comply with Rule 16b-3."

         FURTHER, the Plan is hereby amended by deleting Section 2 of the Plan in its entirety and substituting in lieu thereof the following:

                  2. Administration. This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have no authority, discretion or power to select the Non-Employee Directors who will receive options (the "Options") to purchase shares of voting common stock, par value $.01 per share, of the Company (the "Common Stock") hereunder or to set or re-set the exercise price of such Option or the period within which such Option may be exercised, except in the sense of administering this Plan pursuant to its express terms. The Board shall have the authority, discretion and power to set the number of shares of Common Stock to be covered by each Option granted hereunder, and to set the timing of the grant of any option hereunder and to make


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         special grants in addition to the initial and annual grants from time to time and at any time. Subject to the foregoing and the provisions of Section 16b) of the Exchange Act, and Rule 16b-3, the Board shall have the authority to interpret and construe the provisions of this Plan and of any agreements issued hereunder and make determinations pursuant to any Plan provision or agreement. The Board shall interpret and administer the provisions of this Plan or any agreement issued hereunder in a manner consistent with the intentions referred to in
         Section 1 hereof and any provisions of this Plan or any such agreement inconsistent therewith shall be inoperative and shall not affect the validity of this Plan. The Board shall have the power to place transfer and other restrictions on the Options as may be required by federal and state securities laws. Each interpretation, determination or other action made or taken pursuant to the Plan by the Board shall be final, conclusive and binding on all persons.

         FURTHER, the Plan is hereby amended by deleting the figure 5,000 in the first line of Section 5(b)(1) of the Plan and substituting in lieu thereof the figure 10,000.

         FURTHER, the Plan is hereby amended by deleting Section 5(b)(2) in its entirety and substituting in lieu thereof the following:

                  (2) Annual Grants. An Option to purchase 10,000 Shares or such other number of Shares as the Board may determine in its discretion (an "Annual Grant") shall be granted each year immediately following the Annual Meeting, or at such other time as the Board in its discretion may determine, to each Non-Employee Director serving as such, other than a Non-Employee Director then receiving an Initial Grant under Section 5(b)(1)(ii)(1) hereof.

         FURTHER, the Plan is hereby amended by adding to Section 5(b) a new subsection 5(b)(3) as follows:

                  (3) Special Grant. An Option to purchase 10,000 Shares shall be granted to each Director eligible to participate in this Plan as of February 24, 2000, such Option to be granted as of such date with an exercise price equal to the average of the Fair Market
         Values of the Common Stock for the five (5) trading days prior to February 24, 2000.

provided, however, that the increase in the Initial and Annual Grants and the Special Grant reflected in the foregoing amendment shall be subject to and conditioned upon approval by the stockholders of the Company at the 2000 Annual Meeting of Stockholders or any adjournment thereof of the increase in shares available for grant reflected in the Third Amendment to the Plan.

         FURTHER, except as specifically amended by this Fourth Amendment, the Plan shall remain in full force and effect as prior to this Fourth Amendment.


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         IN WITNESS WHEREOF, the Company has caused this Fourth Amendment to be executed as of the day and year first above written.

                                           PER-SE TECHNOLOGIES, INC.


                                           By: /s/ ALLEN W. RITCHIE
                                               -----------------------
                                               Allen W. Ritchie, President and
                                               Chief Executive Officer
ATTEST:


By: /s/ RANDOLPH L. M. HUTTO
    ---------------------------
    Randolph L. M. Hutto
    Secretary